                                                                    EXHIBIT 11.0

                              MEASUREX CORPORATION
                      COMPUTATION OF NET INCOME PER SHARE
                                  (Unaudited)
               _________________________________________________
              (Dollar amounts in thousands except per share data)
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

                                                          Three  Months  Ended          Nine Months Ended
                                                       --------------------------   -------------------------
                                                       September 3,    August 28,   September 3,   August 28,
                                                           1995           1994          1995          1994
                                                       -------------   ----------   ------------   ----------
Primary:
      Average shares outstanding                             15,765        17,942         16,403       17,915

      Net effect of dilutive stock options
        based on the treasury stock method
        using average market price                              860           161            612          183
                                                            -------       -------        -------      -------

      Average common and common
        equivalent shares outstanding                        16,625        18,103         17,015       18,098
                                                            =======       =======        =======      =======

      Income before cumulative effect of
        accounting change                                   $ 8,485       $ 2,538        $17,190      $ 6,504
                                                            =======       =======        =======      =======
      Net income                                            $ 8,485       $ 2,538        $17,190      $ 7,028
                                                            =======       =======        =======      =======

        Income per share before cumulative effect
           of accounting change                             $   .51       $   .14        $  1.01      $   .36
                                                            =======       =======        =======      =======
        Net income per share                                $   .51       $   .14        $  1.01      $   .39
                                                            =======       =======        =======      =======
Fully diluted: (Note A)

      Average shares outstanding                             15,765        17,942         16,403       17,915

      Net effect of dilutive stock options
        based on the treasury stock method
        using quarter-end market price or
        average market price when greater
        than quarter-end price                                  860           278            667          226
                                                            -------       -------        -------      -------
     Average common and common
       equivalent shares outstanding                         16,625        18,220         17,070       18,141
                                                            =======       =======        =======      =======
     Income before cumulative effect of
       accounting change                                    $ 8,485       $ 2,538        $17,190      $ 6,504
                                                            =======       =======        =======      =======
     Net Income                                             $ 8,485       $ 2,538        $17,190      $ 7,028
                                                            =======       =======        =======      =======
     Income per share before cumulative effect
       of accounting change                                 $   .51       $   .14        $  1.01      $   .36
                                                            =======       =======        =======      =======
     Net income per share                                   $   .51       $   .14        $  1.01      $   .39
                                                            =======       =======        =======      =======
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Note A:  Fully diluted earnings per share have been calculated in accordance with Accounting Principles Board Opinion No. 15, "Earnings Per Share".